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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K

                                    Current Report

                          PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



                  Date of Report (date of earliest event reported) -
                                  February 19, 1999




                           TEXAS UTILITIES ELECTRIC COMPANY


                (Exact name of registrant as specified in its charter)



                  TEXAS                 1-11668               75-1837355

             (State or other          (Commission          (I.R.S. Employer
               jurisdiction           File Number)       Identification No.)
            of incorporation)



             ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS   75201-3411
               (Address of principal executive offices)     (Zip Code)


                REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE -
                                    (214) 812-4600



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          ITEM 5. OTHER INFORMATION

          Texas Utilities Electric Company's results of operations for the years ended December 31, 1998 and 1997 are as follows:


                                             Year Ended December 31,
                                             -----------------------
                                               1998           1997
                                             --------       --------
                                                   (In Millions)

            Operating Revenues                 $6,488        $6,135

            Net Income(a)                         798           772
          -------------------

          (a) The year ended December 31, 1997, was affected by the recognition of a fuel disallowance in August 1997 and a charge related to the sale of sulphoric dioxide allowances, which reduced income (on an after-tax basis) by $55 million. The year ended December 31, 1998, was affected by the implementation of a rate reduction agreement approved by the Public Utilities Commission of Texas effective as of January 1, 1998; increased nuclear depreciation and reclassified depreciation expense from transmission and distribution to nuclear production assets reduced 1998 income by $143 million.

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                                      SIGNATURE



             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TEXAS UTILITIES ELECTRIC COMPANY



                                        By:   /s/ Jerry W. Pinkerton
                                             ------------------------------
                                             Name:  Jerry W. Pinkerton
                                             Title: Controller and Principal
                                                    Accounting Officer


          Date:  March 17, 1999



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